UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CNL STRATEGIC CAPITAL, LLC

(Exact name of Registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CNL STRATEGIC CAPITAL, LLC

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

SUPPLEMENT TO PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS

This supplement (this “Supplement”) amends and supplements the definitive proxy statement on Schedule 14A filed by CNL Strategic Capital, LLC (the “Company”) with the Securities and Exchange Commission on April 2, 2025 (the “Proxy Statement”) in connection with the Company’s 2025 Annual Meeting of Shareholders (the “Meeting”), to be held on Wednesday, June 18, 2025 at 1:30 p.m., Eastern Time. The Company convened the Meeting as originally scheduled, but was unable to determine the presence of a quorum at the Meeting and adjourned the Meeting without conducting any business to Tuesday, July 1, 2025 at 2:00 pm Eastern Time. Except as amended and supplemented above, all other information in the Proxy Statement remains unchanged. The record date for determining shareholder eligibility to vote at the reconvened Meeting will remain the close of business on March 28, 2025. Proxies previously submitted with respect to the Meeting will be voted at the reconvened Meeting unless properly revoked. This Supplement should be read in conjunction with the disclosures contained in the Proxy Statement, which should be read in its entirety. Terms used herein, unless otherwise defined, have the meanings set forth in the Proxy Statement.